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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 2, 2001


                        BLAGMAN MEDIA INTERNATIONAL, INC.
                        ---------------------------------
             (Exact name of registrant as specified in its charter)


         NEVADA                       000-27777                 84-1108499
         ------                       ---------                 ----------
(State of incorporation)      (Commission File Number)        (I.R.S. Employer
                                                             Identification No.)


           1901 Avenue of the Stars, Suite 1710, Los Angeles, CA 90067
           -----------------------------------------------------------
                    (Address of principal executive offices)


Registrant's telephone number, including area code:  (310) 788-5444


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)



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ITEM 5. OTHER EVENTS

     On September 2, 2001, the Registrant entered into a letter of intent with WellWorld Partners Ltd. with respect to the purchase by the Registrant of 51% of the outstanding common stock of WellWorld, in accordance with the terms and conditions of a definitive stock purchase agreement to be entered into. The letter of intent provides that the Registrant will pay to WellWorld an aggregate of $1,500,000 in cash and/or stock, as follows: $500,000 cash within two weeks of the execution of the letter of intent or execution of the purchase agreement; $500,000 in cash or 25 million shares of Registrant's common stock within two weeks after the execution of the purchase agreement; and $500,000 cash or 25 million shares of Registrant's common stock due within six weeks after the execution of the purchase agreement. A definitive purchase agreement has not been executed to date, and the initial payment of $500,000 has not been paid. WellWorld will use the funds provided by the Registrant (i) to locate and acquire equity interests in Neutraceuticals or health promoting products and services and (ii) in developing directly and through third parties private labeling products for entertainment, sports and fitness and established high profile institutions of a private and public nature. The execution of a definitive agreement is subject to various conditions, including the approval of the Registrant's Board of Directors and the due diligence review by representatives of the Registrant.

     The Registrant has been negotiating to acquire Century Media, Inc., a Santa Monica based advertising agency. Agreements previously have been entered into to acquire all outstanding stock of Century Media, but in each instance certain requirements to consummating the acquisition were not satisfied. Most recently, a Term Sheet/Deal Memo was entered into on September 20, 2001 to acquire all of the equity interest in Century Media for $5,700,000, subject to the Registrant completing its due diligence of Century Media's financial status. In October of 2001, a due diligence review of Century Media's financial status raised concerns which must be resolved before the Registrant can enter into a definitive agreement to acquire all outstanding stock of Century. Based on its due diligence, the Registrant believes that the purchase price for Century Media will need to be substantially reduced.

     There can be no assurance that either of the above-described proposed transactions will be entered into, or that the terms upon which they are consummated, if at all, will not vary substantially from the terms described above.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    BLAGMAN MEDIA INTERNATIONAL, INC.



Date: October 23, 2001              By /s/ Robert Blagman
                                       -----------------------------------
                                       Robert Blagman, Chairman and Chief
                                       Executive Officer